OMNIBUS AMENDMENT

This Omnibus Amendment (this “Amendment”), dated as of July 31, 2008, by and between Windswept Environmental Group, Inc., a Delaware corporation (the “Company”), Valens Offshore SPV I, Ltd., a Cayman Islands company (“VOFSPVI”), PSource Structured Debt Limited, a Guernsey company (“PSource”), Valens U.S. SPV I, LLC, a Delaware limited liability company (“VUSSPVI” and together with PSource and VOFSPVI, the “Holders” and each, a “Holder”) and LV Administrative Services, Inc. as agent (the “Agent”) for the benefit of each of the Holders, amends that certain Amended and Restated Secured Convertible Term Note, dated as of September 29, 2006, issued by the Company to Laurus Master Fund, Ltd., a Cayman Islands company (“Laurus”), and subsequently assigned in full by Laurus to VOFSPVI, PSource and VUSSPVI (as previously, and as maybe, amended, modified, or supplemented from time to time, the “September 2006 Convertible Note”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the September 2006 Convertible Note. Reference is also made to the Securities Purchase Agreement, dated as of June 30, 2005, by and between the Company and Laurus (as amended, modified or supplemented from time to time, the “Purchase Agreement” and together with the September 2006 Convertible Note and the Related Agreements as defined in the Purchase Agreement, the “Loan Documents”).

PREAMBLE

WHEREAS, the Company and Holders, as applicable, have agreed to make certain changes to the September 2006 Convertible Note as set forth herein; and

WHEREAS, the Company has agreed to make certain payments as set forth herein.

NOW, THEREFORE, in consideration of the above, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.  Each of VOFSPVI, PSource, VUSSPVI and the Company consent to the deferral of payment of ninety percent (90%) of the Monthly Amount (i.e. $90,000.00) under the September 2006 Convertible Note otherwise due on August 1, 2008 (the “Deferred Amount”) on the terms, and subject to the conditions, set forth herein. Notwithstanding, the terms of the September 2006 Convertible Note, the remaining ten percent (10%) of the Monthly Amount (i.e. $10,000.00) due on August 1, 2008 shall be applied to the repayment of the Principal Amount.

2.  The Company hereby covenants and agrees that the Deferred Amount shall be payable in full on the earlier of (i) the date that the Company receives any payment resulting from or pertaining to any past or current litigation involving the Company or (ii) November 1, 2008.

3.  From and after September 1, 2008, regularly scheduled amortizing Monthly Amounts required pursuant to the terms of the September 2006 Convertible Note will be due and payable per the terms and on the date set forth in the September 2006 Convertible Note.

4.  In consideration of the Holders agreement to the transactions contemplated hereby, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company hereby agrees to pay to the Holders the aggregate sum of $30,000.00 as additional interest (“Additional Interest”) with respect to the outstanding principal amount evidenced by the September 2006 Convertible Note. The Additional Interest shall be deemed fully earned on the date hereof and shall be paid ratably to the Holders of the September 2006 Convertible Note ($1,758.53 to VOFSPVI, $1,293.13 to VUSSPVI, $26,948.34 to PSource), at such time as the Company is required to repay all of the outstanding principal balance evidenced by the September 2006 Convertible Note, whether at the Maturity Date, upon acceleration, prepayment or otherwise. The parties hereby agree that the fair market value of the Additional Interest (as reasonably determined by the parties) received by the Holders in consideration of the amendments herein made by the Holders hereunder is hereby designated as additional interest. The parties hereto further agree to file all applicable tax returns in accordance with such characterizations set forth above, treating each obligation to each Holder as a separate obligation, and shall not take a position on any tax return or in any judicial or administrative proceeding that is inconsistent with such characterization. Notwithstanding the foregoing, nothing contained in this paragraph shall, or shall be deemed to, modify or impair in any manner whatsoever the Company’s obligations from time to time owing to the Holders under the Loan Documents.

5. The amendments set forth above shall be effective as of the date first above written (the “Amendment Effective Date”) if each of the Company, the Holders and the Agent shall have duly executed this Amendment and the Company shall have delivered to the Agent its respective counterpart to this Amendment.

6. Except as specifically set forth in this Amendment or as previously agreed to in writing by the appropriate parties, there are no other amendments, modifications or waivers to the Loan Documents, and all other forms, terms and provisions of the Loan Documents remain in full force and effect.

7. The Company hereby represents and warrants to the Holders that (i) after giving effect to this Amendment, no Event of Default (as defined in the Loan Documents) exists on the date hereof, (ii) on the date hereof, after giving effect to this Amendment, all representations and warranties made by the Company in connection with the Loan Documents, as amended, modified or supplemented continues to be true, correct and complete as of the first date given and (iii) on the date hereof, after giving effect to this Amendment, all of the Company’s and its Subsidiaries’ covenant requirements have been met.

8. This Amendment shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and their respective successors and permitted assigns. THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.

[signature page follows]

IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment or has caused this Amendment to be executed on its behalf by a representative duly authorized, all as of the date first above set forth.

COMPANY: Windswept Environmental Group, Inc.	HOLDERS: Valens Offshore SPV I, Ltd. By: Valens Capital Management, LLC, its investment manager
By: /s/ Michael O’Reilly	By: /s/ Scott Bluestein
Name: Michael O’Reilly	Name: Scott Bluestein
Title: President/CEO	Title: Authorized Signatory

Valens U.S. SPV I, LLC By: Valens Capital Management, LLC, its investment manager

By: /s/ Scott Bluestein
Name: Scott Bluestein
Title: Authorized Signatory

PSOURCE STRUCTURED DEBT LIMITED

By: /s/ Soondra Appavoo
Name: Soondra Appavoo
Title: Managing Director

AGENT: LV Administrative Service, Inc. as Agent

By: /s/ Scott Bluestein
Name: Scott Bluestein
Title: Authorized Signatory

AGREED AND ACKNOWLEDGED: TRADE-WINDS ENVIRONMENTAL RESTORATION INC.
By: /s/ Michael O’Reilly
Name: Michael O’Reilly
Title: President/CEO

NORTH ATLANTIC LABORATORIES, INC.
By: /s/ Michael O’Reilly
Name: Michael O’Reilly
Title: President/CEO

ENVIRONMENTAL RESTORATION, INC.
By: /s/ Michael O’Reilly
Name: Michael O’Reilly
Title: President/CEO

RESTORENET, INC.
By: /s/ Michael O’Reilly
Name: Michael O’Reilly
Title: President/CEO